EXHIBIT 1

Agreement of Joint Filing

The undersigned hereby agree that a single Schedule 13D (or any amendment thereto) relating to the ordinary shares of Business Objects S.A. shall be filed on behalf of each of the undersigned and that this Agreement shall be filed as an exhibit to such Schedule 13D.

Dated: December 19, 2003

NEW SAC

By:	/s/ William L. Hudson

Name:	William L. Hudson
Title:	Executive Vice President, General Counsel & Corporate Secretary

CB CAYMAN

By:	/s/ William L. Hudson

Name:	William L. Hudson
Title:	Executive Vice President, General Counsel & Corporate Secretary

SILVER LAKE TECHNOLOGY INVESTORS CAYMAN, L.P.

By: Silver Lake (Offshore) AIV GP Ltd., its general partner

By:	/s/ ALAN AUSTIN

Name:	Alan Austin
Title:	Director

SILVER LAKE INVESTORS CAYMAN, L.P.

By: Silver Lake Technology Associates Cayman, L.P., its general partner

By: Silver Lake (Offshore) AIV GP Ltd., its general partner

By:	/s/ ALAN AUSTIN

Name:	Alan Austin
Title:	Director

SILVER LAKE PARTNERS CAYMAN, L.P.

By: Silver Lake Technology Associates Cayman, L.P., its general partner

By: Silver Lake (Offshore) AIV GP Ltd., its general partner

By:	/s/ ALAN AUSTIN

Name:	Alan Austin
Title:	Director

SILVER LAKE (OFFSHORE) AIV GP LTD.

By:	/s/ ALAN AUSTIN

Name:	Alan Austin
Title:	Director

TPG SAC ADVISORS III CORP.

		By:	/s/ Richard A. Ekleberry

		Name:	Richard A. Ekleberry
		Title:	Vice President

August Entities:
August Capital III, L.P. August Capital Strategic Partners III, L.P. August Capital Management III, L.L.C. August Capital Associates III, L.P.

		By:	/s/ Mark G. Wilson

Mark G. Wilson, Attorney-in-Fact for the above listed entities

August Individuals:
John R. Johnston David F. Marquardt Andrew S. Rappaport

		By:	/s/ Mark G. Wilson

Mark G. Wilson, Attorney-in-Fact for the above listed individuals